Exhibit 5.1

July 26, 2021

Summit Wireless Technologies, Inc.

6840 Via Del Oro, Suite 280

San Jose, CA 95119

Ladies and Gentlemen:

We have acted as special counsel to Summit Wireless Technologies, Inc., a Delaware corporation (the “Company”), in connection with a final prospectus supplement, dated July 22, 2021 (the “Final Prospectus Supplement”) to the prospectus which forms a part of a Registration Statement (as amended from time-to-time, referred to as the “Registration Statement”) on Form S-3 filed by the Company August 23, 2019 (Registration No. 333-233433), under the Securities Act of 1933, as amended (the “Act”), with the U.S. Securities and Exchange Commission (the “Commission”), and declared effective on September 6, 2019, relating to the public offering of 2,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Shares are to be sold pursuant to a securities purchase agreement, dated as of July 22, 2021, by and among the Company and the purchasers identified on the signature pages thereto (the “Purchase Agreement”).

In connection with this matter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) certificate of incorporation of the Company, as amended to date, (b) bylaws of the Company, as amended to date, (c) the Registration Statement and all exhibits thereto, (d) the Final Prospectus Supplement, (e) the Purchase Agreement and all schedules and exhibits thereto and (f) the placement agency agreement, dated July 22, 2021, by and between the Company and Maxim Group LLC (the “Placement Agency Agreement”). In addition to the foregoing, we have relied as to matters of fact upon the representations made by the Company and their representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the laws of the State of New York, and the corporate laws of the State of Delaware. Accordingly, the opinions expressed herein are expressly limited to the laws of the State of New York, and the corporate laws of the State of Delaware.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that:

The Shares have been duly authorized by the Company, and when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement, the Final Prospectus Supplement, the Purchase Agreement and the Placement Agency Agreement, will be validly issued, fully paid and non-assessable.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the Final Prospectus Supplement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed on July 26, 2021, incorporated by reference into the Registration Statement, and to the use of our name as it appears under the caption “Legal Matters” in the Final Prospectus Supplement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP